EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of ViewPoint Financial Group, Inc. on Form 10-Q for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kevin J. Hanigan, President and Chief Executive Officer of the Company, and Pathie E. McKee, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date: July 24, 2012	By:	/s/ Kevin J. Hanigan
Kevin J. Hanigan, President and Chief Executive Officer

Date: July 24, 2012	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President, Chief Financial Officer and Treasurer